Exhibit 99.2

[CIT Logo]

                                     Investor Contact:   Valerie L. Gerard
                                                         Senior Vice President
                                                         Investor Relations
                                                         CIT Group Inc.
                                                         973.422.3284

                                     Media Contact:      Christopher J. Hardwick
                                                         Vice President
                                                         External Communications
                                                         and Media Relations
                                                         CIT Group Inc.
                                                         973.597.2095

            CIT ANNOUNCES QUARTERLY DIVIDEND FOR THIRD QUARTER 2004

Livingston, NJ, October 20, 2004 - CIT Group Inc. (NYSE: CIT) today announced that its Board of Directors has declared a regular quarterly cash dividend of $.13 per share, payable on November 30, 2004 to shareholders of record on November 15, 2004.

About CIT

CIT Group Inc. (NYSE: CIT), a leading commercial and consumer finance company, provides clients with financing and leasing products and advisory services. Founded in 1908, CIT has nearly $50 billion in assets under management and possesses the financial resources, industry expertise and product knowledge to serve the needs of clients across approximately 30 industries. CIT, a Fortune 500 company, holds leading positions in vendor financing, factoring, equipment and transportation financing, Small Business Administration loans, and asset-based and credit-secured lending. CIT, with its principal offices in Livingston, New Jersey and New York City has approximately 5,800 employees in locations throughout North America, Europe, Latin and South America, and the Pacific Rim. For more information, visit www.cit.com.

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